UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Plumas Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To our Shareholders:

It is with great pleasure that we report yet another profitable year for Plumas Bank, and, even more exciting, our second highest level of earnings in our 34-year history. Also in 2014, we achieved another very significant achievement; Plumas Bank was ranked in the top ten percent of similarly-sized community banks in the nation on the CB Resource Top Ten™ Performance Scorecard. We are very proud of all of these important accomplishments.

In terms of profitability, our 2014 net income was $4.7 million, a 38% increase over 2013. This profitability is the result of the positive operating momentum that we carried into 2014 which extended throughout the year, along with strong organic loan growth, a substantial increase in our non-interest revenues, responsible management of operating expenses and continued improvement in asset quality.

During 2014, we initiated a number of strategic actions which positioned the Company for additional opportunity. These actions included the expansion of our small business lending, or SBA, operations into Oregon and the opening of a commercial and agricultural loan production office in Chico, California. And more recently, in February 2015, we filed an application with the Federal Deposit Insurance Corporation (FDIC) to establish a full-service branch in Reno, Nevada so that we can expand our offerings in the Northern Nevada region.

In April, our online banking technology will be enhanced with Unified User Experience (UUX). UUX provides a consistent look, feel and functionality across all virtual channels – smartphones, tablets and desktop computers. This technology will improve the customer experience by making navigation simple and familiar regardless of device.

Because of these strategic actions, our business is well positioned in our markets and we are optimistic about further growth opportunities into new markets. We look to sustain momentum through continued investments in talent, products and services. We remain committed to successfully building this organization for the long-term and delivering value to both clients and shareholders.

On behalf of your Board and Management team, thank you for your continued trust and confidence.

Sincerely,

Andrew J. Ryback	Daniel E. West
President & Chief Executive Officer	Chairman of the Board

PLUMAS BANCORP

Dear Shareholder:

          You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp, (the “Company”) which will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 20, 2015 at 9:30 a.m. At this annual meeting, shareholders will be asked to (i) elect nine directors for the next year and (ii) ratify the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015.

          The Company is requesting your proxy to vote on the election of directors and the ratification of auditors. The Board of Directors of the Company recommends that you vote “FOR” the election of each of the nominees for director and “FOR” the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

          The proxy statement contains information about each of the nominees for directors, the Company’s executive compensation, and proposal 2.

          To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible. As an alternative to using your paper proxy card to vote, you may also vote by telephone or over the internet by following the instructions on your proxy card.

Sincerely,

Andrew J. Ryback
President and Chief Executive Officer

The date of this proxy statement is April 1, 2015.

 ii

Notice of Annual Meeting of Shareholders
Plumas Bancorp

To:	The Shareholders of
Plumas Bancorp

Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Plumas Bancorp will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 20, 2015 at 9:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect nine (9) persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

	Alvin G. Blickenstaff	Arthur C. Grohs
	Steven M. Coldani	Robert J. McClintock
	William E. Elliott	Terrance J. Reeson
	Gerald W. Fletcher	Daniel E. West
John Flournoy

2.

Ratification of the Appointment of Independent Auditors. To vote on the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015.

3.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2015 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the meeting.

You are urged to vote “FOR” the election of all of the nominees for directors and “FOR” the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015, by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. As an alternative to using your paper proxy card to vote, you may also vote by telephone or over the internet by following the instructions on your proxy card. If you do attend the meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors,

Dated: April 1, 2015	Terrance J. Reeson, Vice Chairman and Secretary

 iii

Plumas Bancorp
Proxy Statement

Annual Meeting of Shareholders
May 20, 2015

Plumas Bancorp (the “Company”) is providing this proxy statement to its shareholders in connection with the annual meeting (the “Meeting”) of shareholders to be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 20, 2015 at 9:30 a.m. and at any and all adjournments thereof.

It is expected that the Company will mail this proxy statement and accompanying notice and form of proxy to shareholders on or about April 8, 2015.

Shareholders may also view this proxy statement and the 2014 Annual Report to Stockholders on the internet at http://materials.proxyvote.com/729273.

General Information

Voting By Proxy. Whether or not you plan to attend the Meeting, you may submit a proxy to vote the shares registered in your name via internet, telephone or mail as more fully described below:

●	By Internet: Go to http://www.proxyvote.com and follow the instructions. You will need information from your proxy card or electronic delivery notice to submit your proxy.

●	By Telephone: Call 1.800.690.6903 and follow the voice prompts. You will need information from your proxy card or electronic delivery notice to submit your proxy.

●	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations “FOR”:

●	Proposal 1: Election to the Board of all of the 9 director nominees named in this proxy statement; and

●	Proposal 2: Ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015.

If other matters properly come before the Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.

Revocability of Proxies and Proxy Voting

You may revoke your proxy at any time before it is exercised by:

●	written notice of revocation delivered to Terrance J. Reeson, Corporate Secretary of Plumas Bancorp, at 35 S. Lindan Avenue, Quincy, California 95971;

●	a properly executed proxy of a later date mailed to the Company;

●	casting a new vote by telephone or internet; or

●	voting in person at the Meeting if you are the record holder.

If you are a street name shareholder and you voted by proxy, you may revoke your proxy by informing the holder of record in accordance with that entity’s procedures. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and elects to vote in person. Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy.

If no instruction is specified by the shareholder with regard to the matter on the proxy to be acted upon, the proxy holders will vote the shares represented by the proxy “FOR” each of the nominees for directors and “FOR” the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2015. If any other matter is presented at the Meeting, the proxy holders will vote in accordance with the recommendations of management.

Persons Making the Solicitation

The Board of Directors of the Company is soliciting proxies. The Company will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the Meeting. The Company contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by the Company in connection with the solicitation of proxies, if management of the Company determines that this is advisable.

Voting Securities

Management of the Company has fixed March 31, 2015 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the Meeting. On March 31, 2015, there were 4,800,439 shares of the Company’s common stock issued and outstanding. Each holder of the Company’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the books of the Company as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Company gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with management’s recommendation.

The effect of broker non-votes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain Beneficial Owners and Management

Management of the Company knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of the Company’s common stock, except as set forth in the table below. The following table sets forth, as of March 20, 2015, the number and percentage of shares of the Company’s outstanding common stock beneficially owned, directly or indirectly, by principal shareholders, by each of the Company’s directors, our executive officers named in the Summary Compensation Table contained in this proxy statement and by the directors and executive officers of the Company as a group. The shares “beneficially owned” are determined under the Securities and Exchange Commission (“SEC”) Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 20, 2015. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options. Management is not aware of any arrangements, which may result in a change of control of the Company.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (1)		Percent of Class (1)
Principal Shareholders that own 5% or more:

Dean A. Cortopassi (2)	476,967		9.9
Siena Capital Management, LLC (3)	277,754		5.8

Directors and Named Executive Officers:

Andrew J. Ryback, President and CEO	45,340	(4)	*
Richard L. Belstock, EVP and CFO	45,135	(5)	*
Monetta R. Dembosz, EVP- Operations Manager of Plumas Bank	27,059	(6)	*
Daniel E. West, Director and Chairman of the Board	54,181	(7)	1.1
Terrance J. Reeson, Director, Vice Chairman and Secretary of the Board	84,631	(8)	1.8
Alvin G. Blickenstaff, Director	77,393	(9)	1.6
Steven M. Coldani, Director	7,314	(10)	*
William E. Elliott, Director	82,410	(11)	1.7
Gerald W. Fletcher, Director	35,254	(12)	*
John Flournoy, Director	54,906	(13)	1.1
Arthur Grohs, Director	33,478	(14)	*
Robert J. McClintock, Director	85,156	(15)	1.8

All 14 Directors and Executive Officers as a Group	671,662		13.7

*	Less than one percent

(1)

Includes 116,700 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 20, 2015. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(2)

Two Cortopassi controlled entities have beneficial ownership over a total of 476,967 shares of the Company. The Cortopassi Family Trust owns 156,410 shares of the Company’s common stock, while Cortopassi Partners, L.P. owns 320,557 shares of the Company’s common stock. Dean A. Cortopassi is the Trustee of the Cortopassi Family Trust and is also President of San Tomo, Inc., the general partner of Cortopassi Partners, L.P. Mr. Cortopassi disclaims beneficial ownership of the shares held by Cortopassi Family Trust and Cortopassi Partners, L.P. except to the extent of his pecuniary or partnership interests therein. The address of the Cortopassi entities is 11292 North Alpine Road, Stockton, California 95212.

(3)

Siena Capital Management, LLC is the general partner of each of Siena Capital Partners I, L.P. and Siena Capital Partners Accredited, L.P. Siena Capital Partners I, L.P. may be deemed to beneficially own 269,932 shares of common stock of the Company, Siena Capital Partners Accredited, L.P. may be deemed to own 7,822 shares of common stock of the Company and Siena Capital Management, LLC may be deemed to own 277,754 shares of common stock of the Company. The address of the Siena entities is 100 North Riverside Plaza, Suite 1630 Chicago, Illinois 60606.

(4)	Mr. Ryback has shared voting and investment powers as to 13,200 of these shares. Mr. Ryback also has 9,500 shares acquirable by exercise of stock options.

(5)	Mr. Belstock has 16,900 shares acquirable by exercise of stock options.

(6)	Ms. Dembosz has shared voting and investment powers as to 4,359 of these shares. Ms. Dembosz also has 22,700 shares acquirable by exercise of stock options.

(7)	Mr. West has shared voting and investment powers as to 23,662 of these shares and sole voting powers but shared investment powers as to 16,794 of these shares. He also has 5,000 shares acquirable by exercise of stock options.

(8)	Mr. Reeson has shared voting and investment powers as to 74,771 of these shares. He also has 5,000 shares acquirable by exercise of stock options.

(9)	Mr. Blickenstaff has shared voting and investment powers as to 69,602 of these shares. He also has 2,600 shares acquirable by exercise of stock options.

(10)	Mr. Coldani has shared voting and investment powers as to 3,239 of these shares. He also has 800 shares acquirable by exercise of stock options.

(11)	Mr. Elliott has shared voting and investment powers as to 77,410 of these shares. He also has 5,000 shares acquirable by exercise of stock options.

(12)	Mr. Fletcher has shared voting and investment powers as to 32,609 of these shares. He also has 2,600 shares acquirable by exercise of stock options.

(13)	Mr. Flournoy has 5,100 shares acquirable by exercise of stock options.

(14)	Mr. Grohs has shared voting and investment powers as to 28,478 of these shares. He also has 5,000 shares acquirable by exercise of stock options.

(15)	Mr. McClintock has shared voting and investment powers as to 43,058 of these shares. He also has 4,000 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required by SEC regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2014 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2014 by Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL 1

ELECTION OF DIRECTORS

The persons named below, all of whom are current members of the Board of Directors (the “Board”), will be nominated for election as directors at the Meeting to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxy holders will be cast in such a manner as to effect the election of all 9 nominees, as appropriate. The 9 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the notice of annual meeting of shareholders accompanying this proxy statement.

The following table sets forth the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of the Company.

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years

Daniel E. West Chairman of the Board	61	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA.

Terrance J. Reeson Vice Chairman and Secretary of the Board	70	1984	Retired. Formerly with the U.S. Forestry Service, Quincy, CA.

Alvin G. Blickenstaff	79	1988	Farmer and Rancher, partner in Blickenstaff Ranch, Janesville, CA.

Steven M. Coldani	61	2013	President, Owner/Broker, Coldani Realty Inc. and co-owner of Graeagle Associates Realtors; a managing member of Coldani Farming, LLC, a diversified farming company, Lodi, CA.

William E. Elliott	74	1987	Retired. Formerly President and CEO of the Company and Plumas Bank, Quincy, CA.

Gerald W. Fletcher	72	1988	Forest Products Wholesaler, Susanville, CA.

John Flournoy	70	2005	Rancher and Chief Financial Officer of Likely Land and Livestock Corporation, Likely, CA.

Arthur C. Grohs	78	1988	Retired. Former Retailer, Sparks, NV.

Robert J. McClintock	57	2008	Certified Public Accountant, co-owner of McClintock Accountancy Corporation, Tahoe City, CA.

The following is a brief description of the experience and qualifications of each nominee that the Corporate Governance Committee considered, in light of the Company’s business and structure, in nominating them for service as Directors:

Daniel E. West

Chairman of the Board

Director since 1997

Mr. Daniel E. West has lived in Graeagle, California since 1958. He is president of Graeagle Land and Water Company, a land management company, and Graeagle Water Company, a private water utility. Mr. West is a managing member of Graeagle Timber Company, LLC and is a member of the Feather River College Foundation. He also serves as a director on the boards of Graeagle Fire Protection District and California Water Association. Mr. West’s valuable business acumen, his extensive experience on various and diverse boards, and his deep ties to his community highly qualify him for service as a member of the Board and Chairman.

Terrance J. Reeson

Vice Chairman

Director since 1984

Mr. Terrance J. Reeson has lived in Quincy, California for over 50 years.  He is a retired U.S. Forest Service Aviation Officer for the Plumas National Forest. Mr. Reeson is active in his community and is a former executive director of the Quincy Chamber of Commerce.  Mr. Reeson’s relevant experience qualifying him for service as a director includes extensive government service and widespread civic and community involvement.

Alvin G. Blickenstaff

Director

Director since 1988

Mr. Alvin G. Blickenstaff was born and raised in the Susanville, California area. Mr. Blickenstaff, along with his wife, Beverly, own and operate Blickenstaff Ranch, a family-owned partnership, where they raise alfalfa hay, wheat, straw and alfalfa seed. He was a founding director and chairman of former Sierra Security Bank. He is a member and past president of both the Lassen County Farm Bureau and Lassen County Cattleman’s Association. Mr. Blickenstaff served as a 4-H leader and on the Jr. Livestock Sale Committee for 42 years. He served on the FHA Loan Board and the Agricultural Stabilization and Conservation Committee and received the Conservationist of the Year Award in 1972. In 2007, he was recognized by his peers with a Distinguished Service Award for community service. Mr. Blickenstaff’s expertise in the agricultural industry and business management highly qualifies him for service as a member of the Board.

Steven M. Coldani

Director

Director since 2013

Mr. Steven M. Coldani was born and raised in Lodi, California. He is a licensed real estate broker and the president and owner of Coldani Realty Inc. in Lodi, California; he is also co-owner of Graeagle Associates Realtors in Graeagle, California since 1992. In addition, Mr. Coldani is a managing member of Coldani Farming, LLC, a diversified farming company producing various row crops such as olives and grapes, hay and livestock. Mr. Coldani graduated from the University of the Pacific, Stockton, California where he received a Bachelor of Science degree in Business and Public Administration. Mr. Coldani’s relevant experience qualifying him for service as a member of the Board is comprised of a broad range of management and community service experience including his service on the board of Community Business Bank as well as his membership in the Lodi District Chamber of Commerce, the California Farm Bureau, the Lodi Association of Realtors and the Plumas Association of Realtors; he is also a past director of the California Association of Realtors.

William E. Elliott

Director

Director since 1987

Mr. William E. Elliott joined Plumas Bank in 1987 as President and Chief Executive Officer and retired in 2005. He has been in the banking industry for over 50 years holding various management and board positions; this experience highly qualifies him for service as a board director. Mr. Elliott graduated from California State University, Sacramento where he received a Bachelor of Science degree in Accounting and a Master’s in Business Administration. He also graduated from the Pacific School of Banking at the University of Washington. Mr. Elliott is very active in his community; he is a director and former chairman of the Feather River Community College Board, and he is a former director on the Plumas District Hospital Board, both in Quincy, California. He has been a member of the Rotary Club for over 40 years.

Gerald W. Fletcher

Director

Director since 1988

Mr. Gerald W. Fletcher has lived in Susanville, California since 1956 and is a retired rancher, realtor, and insurance agent.  He was also a director of former Sierra Security Bank. Mr. Fletcher owns and operates Fletcher Christmas Trees. He was also a reforeststation contractor and has planted millions of trees throughout Northern California. He is a member and past president of Lassen County Cattleman’s Association and a member of the Lassen County Farm Bureau.  Mr. Fletcher’s relevant experience qualifying him for service as a member of the Board is comprised of a broad range of management and community service including his past service as Lieutenant in the Susanville Volunteer Fire Department, a past 4-H Leader and member of the Lassen County Jr. Livestock Auction Committee.

John Flournoy

Director

Director since 2005

Mr. John Flournoy was born and raised in Likely, California. He is a rancher and hay producer in Likely, California. Since 1971, he has served on the board of directors of the South Fork Irrigation District (SFID). He served for many years as a committee member for the Farm Service Agency where he reviewed all loan applications for small agricultural operations and evaluated collateral releases and settlements. Mr. Flournoy’s relevant experience qualifying him for service as a member of the Board includes his lifelong experience as a rancher and hay producer on his family-owned ranch, expertise in business and agricultural lending, and operational risk management.

Arthur C. Grohs

Director

Director since 1988

Mr. Arthur C. Grohs was born in Susanville, California and raised in Westwood and Susanville, California. Mr. Grohs is an experienced business owner and entrepreneur; he retired after 35 years of retail store ownership in Susanville. Mr. Groh’s experience in qualifying him for service as a member of the Board includes marketing, long range planning, personnel management, and operational risk management. He now resides in Reno, Nevada and remains active in the Northern Nevada community.

Robert J. McClintock

Director

Director since 2008

Mr. Robert J. McClintock has lived in Tahoe City, California for over 30 years. He is a Certified Public Accountant and is a shareholder of McClintock Accountancy Corporation headquartered in Tahoe City, California with an additional office in Truckee, California. As a CPA, Mr. McClintock brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management. Mr. McClintock is Troop Committee Chairman for Boy Scouts of America Troop 266. He is also a board member of the Kiwanis Club of North Lake Tahoe and has served previously as past President and Treasurer. He is a member of the advisory board for the Tahoe Truckee Excellence in Education Foundation and has served previously as Treasurer. Mr. McClintock attended Michigan Tech University where he received his Bachelor of Science degree in Business Administration.

All nominees will continue to serve if elected at the Meeting until the 2015 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any of the directors of the Company. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Board Matters

The Board of Directors and Committees

During 2014, the Company’s Board of Directors met 18 times. None of the Company’s directors attended less than 75 percent of all Board of Directors’ meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting; however, most directors attend the meeting as a matter of course. All current directors attended the annual meeting of shareholders held in May 2014. The Board has established, among others, an Audit Committee and a Corporate Governance Committee and each of these committees have charters. Charters for each of these committees are available on the Company’s website www.plumasbank.com.

Shareholder Communication with the Board of Directors

If you wish to communicate with the Board of Directors or the Chairman of the Board you may send correspondence to the Corporate Secretary, Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. The Corporate Secretary will perform a review of such correspondence to ensure that communications forwarded to the Board or the Chairman preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board or the Chairman such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairman and any other independent director on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with the Company’s management and specifically instruct that any personal employee complaints be forwarded to the Company’s Human Resources Department.

Board Role in Risk Oversight

The Board’s duties include understanding and assessing risks to the Company and monitoring the management of those risks. To fulfill this responsibility the directors are expected to attend all meetings and review materials in advance of the meetings. Each meeting includes a review of the activities of each board committee including the committee’s activities related to risk management. Each of our board committees concentrates on specific risks for which they have an expertise and each committee is required to regularly report to the Board of Directors on its findings.

The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Corporate Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management’s response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board through its review of the Company’s compliance with regulations set forth by its regulatory authorities, including the FDIC and recommendations contained in regulatory examinations.

With respect to risk related to compensation matters, the Corporate Governance Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. During 2014, the Company established a non-equity incentive plan (the NEI) for its officer level employees. Under the NEI, an allocation of 50% of pretax income in excess of budgeted pretax income is payable to eligible employees up to a maximum of $500,000 for all eligible employees, exclusive of the CEO. The CEO’s allocation is based on 10% of pretax income in excess of budgeted pretax income up to a maximum of $100,000. For 2014, the entire $600,000 was earned. No individual officer’s earnings under the NEI exceeded $20,000 with the exception of Mr. Ryback who earned an incentive of $100,000. The Corporate Governance Committee concluded that the NEI as descripted above did not encourage unnecessary or excessive risk taking. The other significant source of compensation to executives is in the form of long-term equity awards that are important to help further align executives’ interests with those of the Company’s shareholders. The Corporate Governance Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s stock price, and awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Corporate Governance Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Leadership Structure of Board

The Board believes that the Company and its shareholders are best served by having an independent Board Chairman and a separate CEO. We separate these roles in recognition of the differences between the two roles. The CEO is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance to the CEO and presides over meetings of the full Board.

Code of Ethics

The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer and principal financial officer) and financial personnel, known as the Corporate Governance Code of Ethics. This Code of Ethics Policy is available on the Company’s website at www.plumasbank.com. Shareholders may request a free copy of the Code of Ethics Policy from Plumas Bancorp, Ms. Elizabeth Kuipers, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971. Additionally, a copy of the Company’s Corporate Governance Code of Ethics can be accessed at http://www.plumasbank.com. Click on the “Investor Relations tab” and then Governance Documents.

Director Independence

The Board has determined that each of the following non-employee directors are “independent” within the meaning of the listing standards and rules of NASDAQ.

Daniel E. West	Robert J. McClintock
Alvin G. Blickenstaff	Terrance J. Reeson
Steven M. Coldani	Gerald W. Fletcher
John Flournoy	Arthur C. Grohs

Audit Committee

The Company has an Audit Committee composed of Mr. McClintock, Chairman and Messrs. Flournoy, Grohs and Reeson. The Board has determined that each member of the Audit Committee meets the independence and experience requirements of the listing standards of NASDAQ and the SEC. The Board has also determined that Mr. Robert J. McClintock is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and NASDAQ’s listing standards.

The Audit Committee met 7 times during 2014. The Audit Committee reviews all internal and external audits including the audit by Vavrinek, Trine, Day & Company, LLP, the Company’s independent auditor for 2014. The Audit Committee reports any significant findings of audits to the Board of Directors, and ensures that the Company’s internal audit plans are met, programs are carried out, and deficiencies and weaknesses, if any, are addressed. The Audit Committee meets regularly to discuss and review the overall audit plan. The Audit Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors through the use of engagement letters. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. The fees paid to the independent auditors in 2014 and 2013 were approved per the Audit Committee’s pre-approval policies.

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Board of Directors and the Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with Vavrinek, Trine, Day & Company, LLP, the Company’s independent auditors during the year 2014, all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Audit Committee has also received the written disclosures and the letter from Vavrinek, Trine, Day & Company, LLP as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE:
Robert J. McClintock, Chairman	John Flournoy
Arthur C. Grohs	Terrance J. Reeson

Corporate Governance Committee

The Company has a Corporate Governance Committee which met 5 times during 2014. The Corporate Governance Committee consists of Mr. Flournoy, Chairman, and Messrs. Coldani, Grohs, Reeson and West. The Board has determined that Messrs. Flournoy, Coldani Grohs, Reeson and West are “independent” within the meaning of the listing standards and rules of NASDAQ. The Corporate Governance Committee, which functions as the Board’s nominating and compensation committees, provides assistance to the Board by identifying qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, nominates the Chairperson and Vice-Chairperson of the Board, oversees the annual review and evaluation of the performance of the Board and its committees, and develops and recommends corporate governance guidelines to the Board of Directors.

The Corporate Governance Committee also at least annually reviews, adjusts (as necessary), and approves the Company’s directors’ compensation, including cash, equity or other compensation for service on the Board, any committee of the Board and as Chairperson of the Board or any committee of the Board, at least annually reviews, adjusts (as necessary) and approves the Chief Executive Officer’s compensation, provides advice and consents to the Chief Executive Officer in the review and adjustment of executive officer compensation (other than the Chief Executive Officer), approves the compensation strategy for the Company’s employees, reviews and recommends for approval by the Board all equity-based compensation, including stock options and stock grants and approves other personnel matters, which are in excess of management’s authority.

The Corporate Governance Committee has the authority, to the extent it deems necessary, to retain and terminate an outside compensation consultant to assist in the evaluation of director and executive officer compensation and benefit matters. During the year ending December 31, 2014 the Corporate Governance Committee did not engage an outside compensation consultant.

The Corporate Governance Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a shareholder-recommended candidate in order to serve on the Board. The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Corporate Governance Committee or the Board decided not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. While no specific diversity policy exists, when identifying and evaluating new directors, the Corporate Governance Committee considers the diversity and mix of the existing members of the Board, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background, skills and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance Committee considers the candidate’s: ability to represent the best interest of the Company; existing relationships with the Company; interest in the affairs of the Company and its purpose; ability to fulfill director responsibilities; leadership skills; reputation within the Company’s community; community service; integrity; business judgment; ability to develop business for the Company; and ability to work as a member of a team. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. All nominees to be considered at the Meeting were recommended by the Corporate Governance Committee.

The Corporate Governance Committee will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits as aforementioned. Any shareholder nominations proposed for consideration by the Board may only be made by complying with the procedures which are included in this proxy statement and should be addressed to:

President
Plumas Bancorp
35 S. Lindan Avenue
Quincy, CA 95971

 Executive Officers

     The following table sets forth information concerning executive officers of the Company and Plumas Bank:

Name	Age	Position and Principal Occupation for the Past Five Years
Andrew J. Ryback	49	President and Chief Executive Officer of the Company and Plumas Bank since November 16, 2011. Interim President and Chief Executive Officer of the Company and Plumas Bank effective March 29, 2010.

Richard L. Belstock	58

Executive Vice President of the Company and Plumas Bank since July 18, 2012. Chief Financial Officer of the Company and Plumas Bank since November 16, 2011. Interim Chief Financial Officer of the Company and Plumas Bank effective March 31, 2010.

Monetta R. Dembosz	64	Executive Vice President and Operations Manager of Plumas Bank.

BJ North	64	Executive Vice President of Retail Banking, Marketing and Commercial Lending of Plumas Bank.

Kerry D. Wilson	58

Executive Vice President and Chief Credit Officer of Plumas Bank since July 18, 2012. Chief Credit Administrator of Plumas Bank since February, 2012. Previously Senior Vice President and Assistant Loan Administrator of Plumas Bank.

Executive Compensation

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew J. Ryback President and CEO of the Company and Plumas Bank	2014 2013	$210,000 $200,000	$0 $0	$0 $0	$ 43,452 $ 0	$ 100,000 $ 0	$ 0 $ 0	$ 6,456 $ 7,018	$359,908 $207,018
Richard L. Belstock EVP and CFO of the Company and Plumas Bank	2014 2013	$145,000 $135,000	$0 $0	$0 $0	$ 28,968 $ 0	$ 19,600 $ 9,800	$ 0 $ 0	$ 2,172 $ 2,001	$195,740 $146,801
Monetta R. Dembosz EVP and Operations Manager of Plumas Bank	2014 2013	$145,000 $135,000	$0 $0	$0 $0	$ 28,968 $ 0	$ 17,700 $ 8,600	$ 0 $ 0	$ 3,815 $ 4,129	$195,483 $147,729

(1)	The Company did not grant any stock awards in 2014 or 2013.
(2)

The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015. No stock options were granted in 2013.

(3)	The amounts in column (i) include premiums paid and accrued on life insurance policies, personal use of a Company automobile, Company-provided gasoline and cell phone allowance.

Non-Equity Incentive Plan

During 2014, the Company established a non-equity incentive plan (the “2014 NEI”) for its officer level employees. Under the 2014 NEI, an allocation of 50% of pretax income in excess of budgeted pretax income is payable to eligible employees up to a maximum of $500,000 for all eligible employees, exclusive of the CEO. The CEO’s allocation is based on 10% of pretax income in excess of budgeted pretax income up to a maximum of $100,000. For 2014, the entire $600,000 was earned. No individual officer’s earnings under the 2014 NEI exceeded $20,000 with the exception of Mr. Ryback who earned an incentive of $100,000. A total of forty employees received a bonus payment under the 2014 NEI. These payments were made during the first quarter of 2015. The Company’s 2015 NEI is expected to be similar to the 2014 NEI.

Under the Company’s 2013 NEI an allocation of 50% of pretax income in excess of budgeted pretax income was payable to eligible employees up to a maximum of $250,000 for all eligible employees. For 2013 the entire $250,000 was earned. No individual officer’s earnings under the 2013 NEI exceeded $10,000. Mr. Ryback was not included in the 2013 NEI as during most of 2013 we were subject to restrictions on paying incentives to our CEO under the Troubled Asset Relief Capital Purchase Program.

   Stock Option Awards

We consider equity compensation in the form of annual stock option awards an important component of our total compensation package because it helps align the interests of our executives to those of our shareholders and provides a significant retention benefit. During 2013 the Company’s shareholders approved the Plumas Bancorp 2013 Stock Option Plan (2013 Plan) which allows for the granting of stock option awards to employees. The 2013 Plan is for a term of 10 years. No more than 500,000 shares of common stock may be issued pursuant to Awards of stock options. The Corporate Governance Committee approves and recommends to the Board for its approval all stock option grants.

On April 28, 2014 the Company granted 110,400 stock options under the 2013 plan with an exercise price of $6.32 per share. These options have a four year vesting period and expire eight (8) years from the date of grant. There were no stock options granted during the year ended December 31, 2013. The Company makes grants of equity-based compensation only at fair market value of our stock at the time of grant. The exercise price of stock options is set at the closing stock price on the date of grant. All option grants have a maximum vesting period of five (5) years and expire no more than ten (10) years from the date of grant.

The Company incorporates the officer’s position level in the determination of the total value of the equity-based compensation to be included in the officer’s total compensation. The higher the officer’s level, the more options that may be granted to the officer. Additional options may be granted to an individual based on outstanding achievement. This is consistent with the Company’s philosophy of rewarding those officers who have the most impact on our performance.

   Post-Employment Benefits and Potential Payments Upon Termination Or Change of Control

We consider providing significant post-employment benefits in the form of providing salary continuation benefits to our executives as an important part of their total executive compensation to reward them for their service and loyalty to the Company. The Company has entered into salary continuation agreements with Mr. Ryback and Ms. Dembosz. The purpose of the salary continuation agreements is to provide special incentive to the experienced executive officer to continue employment with the Company on a long-term basis. The agreements provide the executive with salary continuation benefits of up to $62,000 per year for 15 years after retirement at age 65. In the event of death prior to retirement, the executive’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company or in the case of Mr. Ryback his beneficiary is entitled to a portion of the death benefits pursuant to a split dollar agreement. In the event of disability wherein the executive does not continue employment with the Company, the executive is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If the executive terminates employment with the Company for a reason other than death or disability prior to the retirement age of 65, such person will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits for Mr. Ryback occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. Ms. Dembosz’s salary continuation benefits were approximately 32% vested at age 60. Between age 60 and 65 her vesting will increase at an annual rate of between 13% and 15% per year and she will become fully vested at age 65.

In the event of a change of control of the Company and the executive terminates employment with the Company or its successor within a period of 24 months after such change in control, then the executive may elect full vesting of his salary continuation payments and the payment of the salary continuation benefits beginning with the month following the month of termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for the Company under Section 280G of the Internal Revenue Code. The salary continuation benefits are informally funded by single premium life insurance policies with the executive as the insured parties and the Company as the beneficiary of the policies.

The Company has entered into a split dollar agreement with Mr. Ryback. The purpose of the split dollar agreement is to provide special incentive to Mr. Ryback to continue employment with the Company on a long-term basis. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policies on Mr. Ryback’s life with Mr. Ryback’s beneficiary. However, Mr. Ryback’s rights or interests in the split dollar policies no longer exist once he ceases to be employed by the Company for any reason whatsoever prior to normal retirement age provided that he has received or had the opportunity to receive any benefit under his executive salary continuation agreement.

The Company has agreed to pay the taxes on the imputed income on the life insurance benefit provided to Mr. Ryback under the split dollar agreement.

 Perquisites

          We offer a qualified 401(k) plan in which the named executive officers participate on the same terms as all other employees. On April 1, 2010 we discontinued the Company’s matching contribution but reinstated it at a reduced rate beginning January 1, 2015. In addition we offer medical, dental and vision plans under the same terms to all employees. Other perquisites and benefits, which do not represent a significant portion of the named executive’s total compensation, include for Mr. Ryback a Company provided automobile, maintenance on the automobile and the payment of his portion of the split dollar insurance premium. Mr. Ryback, Mr. Belstock and Ms. Dembosz also receive a monthly allowance to cover the business portion of their cellular phone use and are provided with gasoline for the business use of their automobiles. These plans, and the contributions we make to them, provide an additional benefit to attract and retain executive officers of the Company.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew J. Ryback	10,400 (2) 5,900 (3) 0 (1)	0 0 14,400	N/A	$16.37 $12.40 $ 6.23	03/01/2015 02/20/2016 04/28/2022	0	$0	0	$0
Richard L. Belstock	5,000 (5) 2,600 (2) 1,500 (3) 5,600 (4) 0 (1)	0 0 0 2,400 9,600	N/A	$16.89 $16.37 $12.40 $ 2.95 $ 6.23	09/20/2016 03/01/2015 02/20/2016 03/16/2019 04/28/2022	0	$0	0	$0
Monetta R. Dembosz	10,400 (2) 5,900 (3) 10,800 (4) 0 (1)	0 0 3,600 9,600	N/A	$16.37 $12.40 $ 2.95 $ 6.23	03/01/2015 02/20/2016 03/16/2019 04/28/2022	0	$0	0	$0

(1)	Options were granted 4/28/2014, have an eight year life and vest 25% per year beginning 4/28/2015
(2)	Options were granted 3/1/2007, have an eight year life and vest 25% per year beginning 3/01/2008
(3)	Options were granted 2/20/2008, have an eight year life and vest 25% per year beginning 2/20/2009
(4)	Options were granted 3/16/2011, have an eight year life and vest 25% per year beginning 3/16/2012
(5)	Options were granted 9/20/2006, have a ten year life and vest 20% per year beginning 9/20/2007

 Compensation of Directors

Director Compensation: During 2014 Directors, except the Chairman, each received $2,100 per month for serving on the Company’s and Plumas Bank’s Board of Directors. The Chairman received $2,650 per month.

Non-Qualified Stock Options: On April 28, 2014, the Company granted to each of its directors 3,200 in non-qualified stock options with an exercise price of $6.23 per share. The options vest 25% per year beginning on April 28, 2015 and have an eight year life. The Company makes grants of non-qualified stock options only at fair market value of our stock at the time of grant. All option grants have a maximum vesting period of five (5) years and expire no more than ten (10) years from the date of grant. Upon a change in control, all stock options held by directors may vest and become exercisable.

Director Retirement Agreement: The Company has entered into Director Retirement (fee continuation) Agreements with its Directors excluding Mr. Elliott and Mr. Coldani. Mr. Elliott retired as President and Chief Executive Officer of the Company during 2005 and is currently receiving benefits under his executive salary continuation agreement. The purpose of the fee continuation agreements is to provide a retirement benefit to the Board members as an incentive to continue informal service with the Company. The agreements provide for fee continuation benefits of up to $10,000 per year with a term of 12 years after retirement with the exception that Board members Flournoy and McClintock’s agreements have a term of 15 years. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits, with the exception of Messrs. Flournoy and McClintock’s beneficiaries who would be entitled to receive a lump sum payment of $30,000. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. The agreements, with the exception of Messrs. Flournoy and McClintock’s agreements, allow for a Hardship Distribution under specified circumstances. Hardship Distributions are limited to the amount the Company had accrued under the terms of the agreement as of the day the director petitioned the Board to receive a Hardship Distribution. Upon a change in control, the director is eligible to receive the full fee continuation benefits upon the director’s termination of service. The fee continuation benefits, with the exception of Mr. McClintock’s benefits, are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the respective policies.

Post-Retirement Consulting Agreement: The Company has entered into Post-Retirement Consulting Agreements with its non-employee Directors with the exception of Messrs. Flournoy, Elliott, McClintock and Coldani. The purpose of the Agreements is to provide consideration to the Board members in exchange for consulting services after their retirement from the Board. The Agreements provide for consulting fees of $10,000 per year for 3 years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his or her consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement shall terminate.

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2014.

Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel E. West	$31,800	N/A	$ 9,656	N/A	N/A	$0	$41,456
Terrance J. Reeson	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
Alvin G. Blickenstaff	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
Steven M. Coldani	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
William E. Elliott	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
Gerald W. Fletcher	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
John Flournoy	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
Arthur Grohs	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856
Robert J. McClintock	$25,200	N/A	$ 9,656	N/A	N/A	$0	$34,856

(1)	The Company did not grant any stock awards in 2014.
(2)

The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Meeting, shareholders will be asked to ratify the appointment of Vavrinek, Trine, Day & Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The firm of Vavrinek, Trine, Day & Company, LLP served as independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2014. We have been advised by Vavrinek, Trine, Day & Company, LLP and by the directors themselves that neither it nor any of its members or associates has any relationship with us or our subsidiaries, other than as independent auditors.

Proposal 2 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

Representatives of Vavrinek, Trine, Day & Company, LLP will be present at the Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Change in Independent Auditors:

On December 19, 2013, the Company notified Crowe Horwath LLP that it will be dismissed as the Company’s independent registered public accounting firm upon the completion of its audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2013. The decision to dismiss Crowe Horwath LLP was approved by the Company’s Audit Committee. The audit report of Crowe Horwath LLP on the consolidated financial statements of the Company for the years ended December 31, 2013, December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2012 and December 31, 2011 and the subsequent interim period through December 19, 2013 there were: (1) no disagreements between the Company and Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of the SEC’s Regulation S-K. The Company has provided Crowe Horwath LLP with a copy of the preceding statements and requested Crowe Horwath LLP to furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements. A copy Crowe Horwath LLP’s letter was included as an exhibit to the Company’s Form 8-K filed with the SEC on December 23, 2013.

During the years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through December 19, 2013 the Company did not consult Vavrinek, Trine, Day & Company, LLP regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and Vavrinek, Trine, Day & Company, LLP did not provide any written report or oral advice that Vavrinek, Trine, Day & Company, LLP concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement or a reportable event.

Fees Paid to Independent Auditors:

Aggregate fees billed by Vavrinek, Trine, Day & Company, LLP (2014) and Crowe Horwath LLP (2013) to the Company and Plumas Bank and the percentage of those fees that were pre-approved by the Company’s Audit Committee for the years ended 2014 and 2013 are as follows:

		Percentage		Percentage
		Pre-		Pre-
	2014	Approved	2013	Approved
Audit fees	$100,000	100%	$215,000	100%
Audit-related fees	15,000	100%	19,000	100%
Tax fees	15,000	100%	19,000	100%
Total fees	$130,000	100%	$253,000	100%

The Audit Committee of the Bancorp has considered the provision of non-audit services provided by Vavrinek, Trine, Day & Company, LLP and Crowe Horwath LLP to be compatible with maintaining the independence of Vavrinek, Trine, Day & Company, LLP and Crowe Horwath LLP.

Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than December 10, 2015 and should contain such information as is required under the Company’s Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in the Company’s proxy materials.

Nomination of Director Candidates: The Company’s Bylaws permit shareholders to nominate directors at a shareholder meeting. In order to make a director nomination at an annual shareholder meeting, it is necessary that you notify the Company not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to shareholders. The Company’s 2015 proxy statement was first sent to stockholders on April 8, 2015. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not later than December 10, 2015. In addition, the notice must meet all other requirements contained in the Company’s Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

Copy of Bylaw Provisions: You may contact the Investor Relations Officer, Ms. Elizabeth Kuipers, at the Company for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Additionally, a copy of the Company’s Bylaws can be accessed at http://www.plumasbank.com. Click on the “Investor Relations tab” and then Governance Documents.

Certain Transactions

Some of the directors and executive officers of the Company and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, the Company in the ordinary course of the Company’s business, and the Company expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Available Information

The Company’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the SEC and are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after the Company files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both the Company and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s (the “FFIEC”) website, www.ffiec.gov and the Federal Deposit Insurance Corporation’s (the “FDIC”) website, www.fdic.gov, respectively.

You may request an additional copy of the proxy statement, 10-K, 2014 annual report to shareholders, and form of proxy as to this Meeting or all future shareholder meetings by calling us at 1.888.375.8627, by writing to us at Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971, Attn: Ms. Elizabeth Kuipers, Vice President and Investor Relations Officer, or by email at investorrelations@plumasbank.com.

PLUMAS BANCORP
35 S. LINDAN AVENUE
QUINCY, CA 95971

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89022-P65390 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PLUMAS BANCORP

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of nine (9) persons to be directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Director Nominees:

01) Alvin G. Blickenstaff
02) Steven M. Coldani
03) William E. Elliott
04) Gerald W. Fletcher
05) John Flournoy
06) Arthur C. Grohs
07) Robert J. McClintock
08) Terrance J. Reeson
09) Daniel E. West

The Board of Directors recommends you vote FOR the following proposal:

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE, OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, including the Shareholder Letter, and Form 10-K are available at www.proxyvote.com.

M89023-P65390

PROXY
PLUMAS BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. Arthur C. Grohs, Daniel E. West, and Terrance J. Reeson, as proxies with full power of substitution, to represent, vote and act, as designated on the reverse side, with respect to all shares of common stock of Plumas Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 20, 2015 at 9:30 a.m., at the Plumas Bank Credit Administration building located at 32 Central Avenue, Quincy, California or any adjournments thereof, with all the powers the undersigned would possess if personally present.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN AND DATE ON THE OTHER SIDE